EXHIBIT 10-7-4

TEGNA Inc.
2001 Omnibus Incentive Compensation Plan
(Amended and Restated as of May 4, 2010)
Amendment Number 4

Pursuant to Section 16 of the TEGNA Inc. 2001 Omnibus Incentive Compensation Plan (Amended and Restated as of May 4, 2010), as amended (the “Plan”), TEGNA Inc. hereby amends the Plan as follows:

1.	Effective November 1, 2016, the first sentence of Article 17 is hereby replaced with the following:

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan; provided that the amount that is withheld, or may be withheld at the Participant’s discretion, cannot exceed the amount of the taxes owed by the Participant using the maximum statutory tax rate in the Participant’s applicable jurisdiction(s).

IN WITNESS WHEREOF, TEGNA Inc. has caused this Amendment to be executed by its duly authorized officer as of October 26, 2016.

TEGNA INC.

By: /s/ Kevin E. Lord
Name: Kevin E. Lord
Title: SVP and Chief Human Resources Officer

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